Exhibit 99.1

The Trade Desk Reports Second Quarter 2023 Financial Results

LOS ANGELES--(BUSINESS WIRE)--August 9, 2023--The Trade Desk, Inc. (NASDAQ: TTD), a provider of a global technology platform for buyers of advertising, today announced financial results for its second quarter ended June 30, 2023.

“Q2 marked another quarter of outstanding execution and share gains for The Trade Desk, delivering $464 million of revenue and 23% growth. With advances in areas such as CTV, retail and identity, we are helping the world’s largest brands buy media on the open internet with more precision and transparency than ever,” said Jeff Green, Co-founder and CEO of The Trade Desk. “With the launch of Kokai, we are surfacing that value more intuitively and putting data next to every decision. We are helping our clients put their first-party data to work, we’re making it easier for partners to integrate with us, and we’re helping clients get the full value of AI as a co-pilot across many aspects of the campaign process. As a result of these innovations, I’m confident we will continue to gain share, especially in key growth markets such as CTV.”

Second Quarter 2023 Financial Highlights:

The following table summarizes our consolidated financial results for the three and six months ended June 30, 2023 and 2022 ($ in millions, except per share amounts):

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP Results
Revenue	$464	$377	$847	$692
Increase in revenue year over year	23%	35%	22%	39%
Net income (loss)	$33	$(19)	$42	$(34)
GAAP diluted earnings (loss) per share	$0.07	$(0.04)	$0.08	$(0.07)

Non-GAAP Results
Adjusted EBITDA	$180	$139	$288	$260
Adjusted EBITDA margin	39%	37%	34%	38%
Non-GAAP net income	$139	$99	$254	$203
Non-GAAP diluted earnings per share	$0.28	$0.20	$0.51	$0.41

Second Quarter and Recent Business Highlights:

  Strong Customer Retention: Customer retention remained over 95% during the second quarter, as it has for the past nine consecutive years.
  Continued Collaboration and Support for Unified ID 2.0: The Trade Desk is building support for Unified ID 2.0 (UID2), an industry-wide approach to identity that preserves the value of relevant advertising, while putting user control and privacy at the forefront. UID2 is an upgrade and alternative to third-party cookies. Recent partnerships and pledges of integration and support include:
    Warner Bros. Discovery announced integration with UID2 across its premium entertainment, sports, news and lifestyle brands with its digital platforms, including Max and Discovery+.
    Walmart Connect announced it is testing the integration of UID2 to inform decisioning across the open internet within the Walmart DSP.
    EUID, the European counterpart to UID2 specifically developed for the European market, is gaining support across Europe from brands, publishers, and retailers. Initial industry engagement includes Bacardi, Kimberly-Clark, Aller Media, Future, OneFootball, Prisma Media, Tesco, and others.
    On stage at Forward '23: Always On, NBCUniversal announced it is implementing UID2 on Peacock across all devices and consumer touchpoints, including on CTV, the web, apps and devices.
  OpenPath: OpenPath gives our clients a simplified, direct connection to participating premium publishers across the open internet. By supporting an objective, transparent supply path, OpenPath helps to maximize value for everyone involved. OpenPath is already live with dozens of publishers representing over 11,000 destinations across connected TV, mobile, display and audio.
  Industry Recognition (2023):
    Top Women in Media and AdTech Award Winners: Samantha Jacobson - Change-Maker, Catherine Patterson - Tech Trailblazer, Jaime Nash - Programmatic Storyteller
    Fortune - Best Workplaces for Millennials
    National Intern Day - Top 100 Internship Programs of 2023
    Digiday Video and TV Awards - Best TV/Streaming Ad Sales Product of the Year
    Business Insider Rising Stars of AdTech - Ellen Mulryan, Sr. Dir. of Retail Data Partnerships
    Quadrant Knowledge Solutions SPARK Matrix for Ad Tech - Technology Leader
    Stevie Awards for Customer Service Success - Bronze, Technology Industries
  Share Repurchases: We repurchased $44 million of our Class A common stock in the second quarter of 2023. As of June 30, 2023, we had $364 million available and authorized for repurchases.

Financial Guidance:

Third Quarter 2023 outlook summary:

  Revenue at least $485 million
  Adjusted EBITDA of approximately $185 million

We have not provided an outlook for GAAP Net Income or reconciliation of Adjusted EBITDA guidance to Net Income, the closest corresponding U.S. GAAP measure, because Net Income outlook is not available without unreasonable efforts on a forward-looking basis due to the variability and complexity with respect to the charges excluded from these non-GAAP measures; in particular, the measures and effects of our stock-based compensation expense that are directly impacted by unpredictable fluctuations in our share price. We expect the variability of the above charges could have a significant and potentially unpredictable impact on our future U.S. GAAP financial results.

Use of Non-GAAP Financial Information

Included within this press release are the non-GAAP financial measures of Adjusted EBITDA, Non-GAAP Net Income and Non-GAAP Diluted EPS that supplement the Condensed Consolidated Statements of Operations of The Trade Desk, Inc. (the Company) prepared under generally accepted accounting principles (GAAP). Adjusted EBITDA is earnings before interest expense (income), net; provision for income taxes; depreciation and amortization; and stock-based compensation. Non-GAAP Net Income excludes charges and the related income tax effects for stock-based compensation. Tax rates on the tax-deductible portions of the stock-based compensation expense approximating 25% to 30% have been used in the computation of non-GAAP Net Income and non-GAAP Diluted EPS. Reconciliations of GAAP to non-GAAP amounts for the periods presented herein are provided in schedules accompanying this release and should be considered together with the Condensed Consolidated Statements of Operations. These non-GAAP measures are not meant as a substitute for GAAP, but are included solely for informational and comparative purposes. The Company's management believes that this information can assist investors in evaluating the Company's operational trends, financial performance, and cash-generating capacity. Management believes these non-GAAP measures allow investors to evaluate the Company’s financial performance using some of the same measures as management. However, the non-GAAP financial measures should not be regarded as a replacement for or superior to corresponding, similarly captioned, GAAP measures and may be different from non-GAAP financial measures used by other companies.

Second Quarter 2023 Financial Results Webcast and Conference Call Details

  When: August 9, 2023 at 2:00 P.M. Pacific Time (5:00 P.M. Eastern Time).
  Webcast: A live webcast of the call can be accessed from the Investor Relations section of The Trade Desk’s website at http://investors.thetradedesk.com/. Following the call, a replay will be available on the company’s website.
  Dial-in: To access the call via telephone in North America, please dial 888-506-0062. For callers outside the United States, please dial 1-973-528-0011. Participants should reference the conference call ID code “192228” after dialing in.
  Audio replay: An audio replay of the call will be available beginning about two hours after the call. To listen to the replay in the United States, please dial 877-481-4010 (replay code: 48706). Outside the United States, please dial 1-919-882-2331 (replay code: 48706). The audio replay will be available via telephone until August 16, 2023.

The Trade Desk, Inc. uses its Investor Relations website (http://investors.thetradedesk.com/), its Twitter feed (@TheTradeDesk), LinkedIn page (https://www.linkedin.com/company/the-trade-desk/), Facebook page (https://www.facebook.com/TheTradeDesk/), Jeff Green’s Twitter feed (@jefftgreen) and LinkedIn profile (https://www.linkedin.com/in/jefftgreen/) as a means of disclosing information about the company and for complying with its disclosure obligations under Regulation FD. The information that is posted through these channels may be deemed material. Accordingly, investors should monitor these channels in addition to The Trade Desk’s press releases, SEC filings, public conference calls and webcasts.

About The Trade Desk

The Trade Desk™ is a technology company that empowers buyers of advertising. Through its self-service, cloud-based platform, ad buyers can create, manage, and optimize digital advertising campaigns across ad formats and devices. Integrations with major data, inventory, and publisher partners ensure maximum reach and decisioning capabilities, and enterprise APIs enable custom development on top of the platform. Headquartered in Ventura, CA, The Trade Desk has offices across North America, Europe, and Asia Pacific. To learn more, visit thetradedesk.com or follow us on Facebook, Twitter, LinkedIn and YouTube.

Forward-Looking Statements

This document contains “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. These statements relate to expectations concerning matters that (a) are not historical facts, (b) predict or forecast future events or results, or (c) embody assumptions that may prove to have been inaccurate, including statements relating to the industry and market trends, and the Company’s financial targets, such as revenue and Adjusted EBITDA. When words such as “believe,” “expect,” “anticipate,” “will”, “outlook” or similar expressions are used, the Company is making forward-looking statements. Although the Company believes that the expectations reflected in such forward-looking statements are reasonable, it cannot give readers any assurance that such expectations will prove correct. These forward-looking statements involve risks, uncertainties and assumptions, including those related to the Company’s relatively limited operating history, which makes it difficult to evaluate the Company’s business and prospects, the market for programmatic advertising developing slower or differently than the Company’s expectations, the demands and expectations of clients and the ability to attract and retain clients. The actual results may differ materially from those anticipated in the forward-looking statements as a result of numerous factors, many of which are beyond the control of the Company. These are disclosed in the Company’s reports filed from time to time with the Securities and Exchange Commission, including its most recent Form 10-K and any subsequent filings on Forms 10-Q or 8-K, available at www.sec.gov. Readers are urged not to place undue reliance on these forward-looking statements, which speak only as of the date of this press release. The Company does not intend to update any forward-looking statement contained in this press release to reflect events or circumstances arising after the date hereof.

THE TRADE DESK, INC. CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS (Amounts in thousands, except per share amounts) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
Revenue	$464,254	$376,962	$847,057	$692,285
Operating expenses (1):
Platform operations	86,654	67,490	171,521	131,380
Sales and marketing	111,489	89,420	208,711	160,108
Technology and development	98,308	83,483	192,018	155,482
General and administrative	126,130	134,826	256,442	260,625
Total operating expenses	422,581	375,219	828,692	707,595
Income (loss) from operations	41,673	1,743	18,365	(15,310)
Total other income, net	(18,254)	(339)	(31,954)	(58)
Income (loss) before income taxes	59,927	2,082	50,319	(15,252)
Provision for income taxes	26,988	21,155	8,054	18,419
Net income (loss)	$32,939	$(19,073)	$42,265	$(33,671)
Earnings (loss) per share:
Basic	$0.07	$(0.04)	$0.09	$(0.07)
Diluted	$0.07	$(0.04)	$0.08	$(0.07)
Weighted-average shares outstanding:
Basic	488,431	486,310	489,068	485,256
Diluted	499,349	486,310	499,570	485,256

___________________________ (1) Includes stock-based compensation expense as follows:
STOCK-BASED COMPENSATION EXPENSE (Amounts in thousands) (Unaudited)

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Platform operations	$4,967	$4,787	$8,913	$10,737
Sales and marketing	18,800	17,332	32,923	33,857
Technology and development	26,689	22,224	47,556	44,617
General and administrative (1)	66,627	80,870	141,161	160,897
Total	$117,083	$125,213	$230,553	$250,108

___________________________

(1) Includes stock-based compensation expense related to a long-term CEO performance grant of $48 million and $66 million for the three months ended June 30, 2023 and 2022, respectively, as well as $108 million and $131 million for the six months ended June 30, 2023 and 2022, respectively.

THE TRADE DESK, INC. CONDENSED CONSOLIDATED BALANCE SHEETS (Amounts in thousands) (Unaudited)

	As of June 30, 2023	As of December 31, 2022
ASSETS
Current assets:
Cash and cash equivalents	$965,831	$1,030,506
Short-term investments, net	465,113	416,080
Accounts receivable, net	2,346,070	2,347,195
Prepaid expenses and other current assets	54,749	51,836
Total current assets	3,831,763	3,845,617
Property and equipment, net	159,805	173,759
Operating lease assets	212,088	220,396
Deferred income taxes	94,028	94,028
Other assets, non-current	49,284	46,879
Total assets	$4,346,968	$4,380,679

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current liabilities:
Accounts payable	$1,892,906	$1,871,419
Accrued expenses and other current liabilities	103,285	105,474
Operating lease liabilities	54,793	52,430
Total current liabilities	2,050,984	2,029,323
Operating lease liabilities, non-current	198,075	208,527
Other liabilities, non-current	26,499	27,490
Total liabilities	2,275,558	2,265,340

Stockholders' equity:
Preferred stock	—	—
Common stock	—	—
Additional paid-in capital	1,700,498	1,449,825
Retained earnings	370,912	665,514
Total stockholders' equity	2,071,410	2,115,339
Total liabilities and stockholders' equity	$4,346,968	$4,380,679

THE TRADE DESK, INC. CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS (Amounts in thousands) (Unaudited)

	Six Months Ended June 30,
	2023	2022
OPERATING ACTIVITIES:
Net income (loss)	$42,265	$(33,671)
Adjustments to reconcile net income (loss) to net cash provided by operating activities:
Depreciation and amortization	39,359	24,624
Stock-based compensation	230,553	250,108
Noncash lease expense	24,325	21,343
Allowance for credit losses on accounts receivable	318	2,078
Deferred income taxes	—	1,555
Other	(8,423)	6,630
Changes in operating assets and liabilities:
Accounts receivable	(35,368)	112,345
Prepaid expenses and other current and non-current assets	(3,659)	29,018
Accounts payable	50,995	(129,853)
Accrued expenses and other current and non-current liabilities	399	(22,190)
Operating lease liabilities	(25,102)	(24,029)
Net cash provided by operating activities	315,662	237,958
INVESTING ACTIVITIES:
Purchases of investments	(316,307)	(233,877)
Sales of investments	—	1,977
Maturities of investments	274,401	154,092
Purchases of property and equipment	(16,556)	(12,541)
Capitalized software development costs	(3,415)	(3,226)
Net cash used in investing activities	(61,877)	(93,575)
FINANCING ACTIVITIES:
Repurchases of Class A common stock	(336,494)	—
Proceeds from exercise of stock options	27,772	31,795
Proceeds from employee stock purchase plan	21,316	25,547
Taxes paid related to net settlement of restricted stock awards	(31,054)	(23,196)
Net cash provided by (used in) financing activities	(318,460)	34,146
Increase (decrease) in cash and cash equivalents	(64,675)	178,529
Cash and cash equivalents—Beginning of period	1,030,506	754,154
Cash and cash equivalents—End of period	$965,831	$932,683

Non-GAAP Financial Metrics (Amounts in thousands, except per share amounts)

The following tables show the Company’s non-GAAP financial metrics reconciled to the comparable GAAP financial metrics included in this release.

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022

Net income (loss)	$32,939	$(19,073)	$42,265	$(33,671)
Add back:
Depreciation and amortization expense	20,066	12,274	39,359	24,624
Stock-based compensation expense	117,083	125,213	230,553	250,108
Interest expense (income), net	(17,507)	(656)	(31,930)	420
Provision for income taxes	26,988	21,155	8,054	18,419
Adjusted EBITDA	$179,569	$138,913	$288,301	$259,900

	Three Months Ended June 30,		Six Months Ended June 30,
	2023	2022	2023	2022
GAAP net income (loss)	$32,939	$(19,073)	$42,265	$(33,671)
Add back (deduct):
Stock-based compensation expense	117,083	125,213	230,553	250,108
Adjustment for income taxes	(10,525)	(7,500)	(18,824)	(13,135)
Non-GAAP net income	$139,497	$98,640	$253,994	$203,302

GAAP diluted earnings (loss) per share	$0.07	$(0.04)	$0.08	$(0.07)

GAAP weighted-average shares outstanding—diluted	499,349	486,310	499,570	485,256

Non-GAAP diluted earnings per share	$0.28	$0.20	$0.51	$0.41

Non-GAAP weighted-average shares used in computing Non-GAAP earnings per share, diluted (1)	499,349	499,155	499,570	499,477

_________________________

(1) Includes an additional 12.8 million and 14.2 million of dilutive securities for the three and six months ended June 30, 2022, respectively, which are not included in GAAP diluted weighted-average shares outstanding due to the Company's net loss position for the three and six months ended June 30, 2022.

Contacts

Investors
Jake Graves
Manager, Investor Relations
The Trade Desk
ir@thetradedesk.com
312-620-0806

Media
Melinda Zurich
VP, Communications
The Trade Desk
melinda.zurich@thetradedesk.com
201-320-9398